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TCI                                                       Subcontract No:
1875 Antioch Road                                         Cost Code:
Cane Hill, AR  72717


Tax ID #

Doug Ehardt
Phone: (479) 848-3475          Cell: (479) 871-1530
Fax: (479)

PROJECT IDENTIFICATION:

TYPE OF CONTRACT: (Circle One)   UNIT PRICE       LUMP SUM        OTHER

(See Schedule .'A" for scope, definition, and pay items of work.)

THIS SUBCONTRACT AGREEMENT entered into this 17th day of September, 2002 by and between Midwest Cable Communications of Arkansas, Inc., hereinafter called Contractor; and of Tria's Communication, Inc., hereinafter called the Subcontractor.

                                   WITNESSETH:

WHEREAS, Contractor has heretofore entered into an agreement dated September 17, 2002, (the Contract), with Cox Communications, hereinafter called the Owner, to furnish all labor, equipment and some materials (as specified in Schedule "A") to perform all work required for the construction of the project, ("the Project"), known as Jonesboro Project, Located in Jonesboro in strict accordance with the specifications, drawings and schedules prepared by, Cox said specifications, drawings and schedules are now made a part of this Subcontract Agreement; and;

WHEREAS, the parties hereto expressly agree to the contract with reference to a specific portion of the overall work for the Project.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereto agree as follows:

Subcontractor shall furnish all labor, some materials (as specified in Schedule "A"), project administration, supervision, scheduling, plant, equipment, appliances, tools and all other items necessary for perform the Work (as more fully described in Item B of Schedule "A" attached hereto, and all work incidental thereto, namely:

FURNISHING AND/OR INSTALLATION OF: Coax and Innerduct

Section 2:
-----------

2.1 Contractor shall have the same rights and privileges against the Subcontractor herein as the Owner has against Contractor. Subcontractor shall have the same rights and privileges against the Contractor herein as the Contractor has against the Owner.


                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

2.2 Subcontractor acknowledges that it has carefully read and understands the Contract between the Contractor and the Owner, the Contract documents, this Subcontract Agreement and the available drawings, as well as the Specificatlons for its and other party's scope of work on the Project, the responsibilities and relationships between itself and other trades on the Project, and agrees to comply with and perform all provisions thereof applicable to the Subcontractor .

2.3 Subcontractor further represents to have fully investigated and is familiar with the locality of The Work and understands the nature and locality of the Work and the Project site and the conditions and difficulties under which the Work shall be performed, and that it enters into the Subcontract Agreement based on its own independent examination, investigation and evaluation of all relevant details of the Work and not in reliance upon any opinions or representations of Contractor, Owner or any such parties respective officers, agents, servants, or employees.

2.4 Contractor has checked the access to any portion of the Work, looked at nearby structures, power lines, telephone lines, utilities as well as all governmental laws, ordinances and regulations relating to the use of streets, highways, railroads, alley ways and obstructions which may in any manner, restrict, interfere with, delay or otherwise affect the delivery, storage, handling, rigging, boring, drilling, lashing of any and all laborers, materials or equipment. Contractor represents that nothing disclosed by its investigation will prevent or unduly burden Subcontractor's performance of its Work.

          Subcontractor further acknowledges that it has checked the access to any portion of the Work within the scope of its work, looked at nearby structures, power lines, telephone lines, utilities as well as all governmental laws, ordinances and regulations relating to the use of streets, highways, railroads, alley ways and obstructions which may in any manner, restrict, interfere with, delay or otherwise affect the delivery, storage, handling, rigging, boring, drilling, lashing of any and all laborers, materials or equipment. Subcontractor agrees that no additional charge shall be made by reason of any such conditions, ordinances, regulations or restrictions.

THIS SUBCONTRACT AGREEMENT, the provisions of the contract between the Contractor and the Owner, and any other Contract Documents are intended to supplement and complement each other and shall, where possible, be thus interpreted. If, however any provision of this Subcontract Agreement irreconcilably conflicts with a provision of the Contract between the Contractor and the Owner, the provision imposing the greater duty or obligation on the Subcontractor shall govern.

Although this Subcontract is drawn by Midwest Cable Communications of Arkansas, Inc., it shall, in the event of any dispute over its meaning or application be interpreted fairly and reasonable and neither more strongly for nor against either party.

2.5 All work shall be performed in accordance with the plans and specifications. Subcontractor shall conform to and abide by any additional specifications, drawings or explanations prepared by the Owner or its engineers in order to illustrate the Work to be done in greater detail, provided they do not enlarge the Work without an agreed price adjustment.

2.6 Subcontractor acknowledges its express duty to cooperate and to actively coordinate its Work with that of the Contractor, Owner or other subcontractors participating in the construction of the "plant" or any portion of the Project and that Subcontractor shall not directly or indirectly delay, impede, or otherwise impair the work of others or the timely progression of the overall Project.

                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

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2.7       Subcontractor shall be responsible to obtain markings of all utilities prior to beginning its work, as well as any inspections or approval by any governmental agencies. It shall also be responsible to obtain any and all interim or final inspections for its scope of work.

Section 3:
-----------

3.1 Subcontractor shall begin its Work as soon as instructed by Contractor and shall carry on its Work promptly, efficiently, safely and at a speed that will not cause delay, disruption or interface in the progress of Contractor's overall work or other portions of the Project work carried on by other contractors or subcontractors. Contractor may require Subcontractor to prosecute in preference to other parts of the Work, such part or parts as Contractor may from time to time specify.

3.2 If the Contractor requests, the Subcontractor shall, at the time specified in such request, submit to Contractor, progress, procurement, and/or man-hour completion schedules, as well as detailed method statements, from time to time. Contractor's receipt and review of such schedules shall not preclude the Contractor from otherwise adjusting such schedules and method statements from time to time, to comply with the overall needs of the Project.

3.3 Contractor shall not be liable to Subcontractor for delay, disruption or interference to Subcontractor's Work caused by the act, omission, neglect or default of the Owner or its Engineers, or their respective contractors, subcontractors, employees, servants, agents or consultants, or by reason of fire or other casualty, or on account of strikes, riots, or other combined actions of the workmen or budget changes by the Owner, or on account of any acts of God, or any other cause beyond the Contractor's direct control; provided however, Contractor will cooperate with Subcontractor to submit any just claims against the Owner or engineers for delay, disruption or interference directly attributable to their actions.

3.4 Subcontractor shall not be liable to Contractor for delay, disruption or interference to Contractor's Work caused by the act, omission, neglect or default of the Owner or its Engineers, or their respective Contractors, Subcontractors, employees, servants, agents or consultants, or by reason of fire or other casualty, or on account of strikes, riots, or other combined actions of the workmen or budget changes by the Owner, or on account of any acts of God, or any other cause beyond the Subcontractor's direct control; provided however, Subcontractor will cooperate with Contractor to submit any just claims against the Owner or engineers for delay, disruption or interference directly attributable to their actions.

3.5 Should Subcontractor's Work be delayed, disrupted or interfered with solely as a result of acts, or omissions of the Contractor, or anyone employed by the Contractor on the Project, then Contractor shall owe Subcontractor only an extension of time for completion equal to the delay, disruption or interference, and then only if a written claim for delay by Contractor or anyone employed by Contractor on the project is made to Contractor within a reasonable time after the commencement of such delay, disruption or interference directly attributable to their actions.

3.6 Subcontractor shall remove from the premises all rubbish and surplus materials which may accumulate from the prosecution of Subcontractor's work and should Subcontractor fail to do so, Contractor may, at his option, remove same at Subcontractor's expense, and take the costs thereof from any funds due Subcontractor.

3.7 Except as provided above, any damages may be claimed by the Contractor for delay, disruption or interference caused by Subcontractor without in any way limiting the option of Contractor to terminate the Subcontractor for default, as herein elsewhere provided.

                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

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Section 4: (SAFETY)
-------------------

4.1 Subcontractor shall provide safe and sufficient facilities at all times for its workmen, and shall not perform, or fail to perform, any act which would cause the Project site to be unsafe, at any location. Subcontractor shall provide safe and sufficient facilities at all times for inspection of the Work by the Owner, Contractor or any governmental agencies.

4.2 Subcontractor agrees that the prevention of accidents to workers engaged in the vicinity of the Work is its responsibility, and agrees to comply with all laws, ordinances, rules, regulations, codes, orders, notices and requirements concerning safety as shall be applicable to the Work, and with the safety standards established during the progress of the work by the Contractor and the Occupational Safety and Health Administration (OSHA) or any other municipal inspector. When so ordered, the Subcontractor shall stop any part of the Work which the Contractor, OSHA, or any other municipal inspector deems unsafe until corrective measures satisfactory to the Contractor have been taken, and the Subcontractor agrees that it shall not have nor make any claim for damages growing out of such stoppage. Should the Subcontractor neglect to take corrective measures, the Contractor may do so at the cost and expense of the Subcontractor. Failure on the part of the Contractor to stop unsafe practices shall in no way relieve the Subcontractor of its responsibility therefore.

          Contractor may recover from the Subcontractor, all fines and costs incurred by the Contractor due to Safety Violations caused in whole or in part by the actions of Subcontractor. Subcontractor is required to provide proof of Subcontractor's Safety and Hazard Material Program within ten (10) days of the date of the Subcontract Agreement.

Section 5: (RESPONSIBILITY AS TO PROSECUTION OF WORK)
-----------------------------------------------------

5.1 Subcontractor shall, at all times, supply adequate tools, appliances, equipment and a sufficient number of properly skilled workmen and sufficient amount of materials and/or supplies of proper quality to efficiently, safely and promptly prosecute the Work in accordance with the Contractor's schedule, as the same may be adjusted from time to time, and shall promptly pay for all materials purchased and shall pay all workmen each week. When requested by Contractor, Subcontractor shall obtain and furnish to Contractor, weekly, with two (2) copies of payroll verified by affidavit as well as evidence to verify that all taxes and contributions to applicable employee benefit plans are current.

5.2 Subcontractor shall exercise its personal supervision of the Work or have a competent foreman, superintendent, or Project Manager satisfactory to Contractor on the Work at all times during its progress, with authority to act for Subcontractor.

Section 6:
-----------

6.1 Subcontractor shall turn the Work over to Contractor in good condition in strict accordance with the Contract Documents. Subcontractor warrants that title to all Work, materials and equipment covered by a payment application from Subcontractor shall pass to the Owner either upon incorporation in the Project, or upon payment by Contractor, which ever occurs first and, upon payment, free and clear of all claims, liens, security interests or encumbrances, hereinafter collectively as "liens."

6.2 Subcontractor shall, at its own cost and expense, including attorney's fees and costs, defend all suits to establish such liens, and pay any such liens so established. Once Subcontractor becomes aware of any such liens, Subcontractor shall promptly communicate such information to Contractor. If deemed necessary to protect the Contractor or Owner, at the

                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

          Contractor's option, such funds may be paid out of any monies due Subcontractor, discharge any such lien.

6.3 Subcontractor shall, as often as required by the Owner or Contractor, furnish a sworn statement showing all parties who furnish labor or material to Subcontractor, with their names and addresses and the amount due or to become due each of them. Similar statements may be required from any subcontractor or supplier of any tier of the Subcontractor. Contractor may also require Subcontractor to provide Contractor with copies of all of its subcontractors and purchase orders and Subcontractor shall promptly comply.

Section 7: (INSURANCE AND INDEMNIFICATION)
------------------------------------------

7.1 Subcontractor shall defend, indemnify and hold harmless, the Owner, the Contractor and their respective officers, agents, servants and employees from and against any and all claims, suits or liability of any nature arising in whole or in part as a result of the acts or omissions of Subcontractor, its agents, employees, servants and subcontractors and suppliers of any tier, including without limitation, claims suits or liability relating to or arising out of or in connection with, damage to property or injury, including death, to persons, whether an employee of Subcontractor or of any of its subcontractors or suppliers of any tier or otherwise; provided, however, Subcontractor's duty hereunder shall not arise if such claims, suits or liability are caused by the negligence of Contractor, Owner or any other subcontractor. Contractor shall defend, indemnify and hold harmless, the Owner, the Subcontractor and their respective officers, agents, servants and employees from and against any and all claims, suits or liability of any nature arising in whole or in part as a result of the acts or omissions of Contractor, its agents, employees, servants and contractors and suppliers of any tier, including without limitation, claims suits or liability relating to or arising out of or in connection with, damage to property or injury, including death, to persons, whether an employee of Contractor or of any of its subcontractors or suppliers of any tier or otherwise; provided, however, Contractor's duty hereunder shall not arise if such claims, suits or liability are caused by the negligence of Subcontractor.

7.2 Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnified party shall reasonably cooperate with the indemnifying party in the defense of a claim and shall reasonably cooperate with the indemnifying party in the defense of a claim and shall make no admissions or settlement adverse to the indemnifying party's defense or obligations.

7.3 Subcontractor shall carry public liability insurance and also such employer's liability and/or workmen's compensation insurance as required by the Contract Documents to insure the liability of the parties hereto for any injuries to Subcontractor's employees, and all insurance required by the law of the place where the Work is to be done and shall furnish Contractor with satisfactory evidence that such insurance has been obtained and paid for and will continue in force until the completion of the Project. If the Subcontractor sublets any portion of its work to a third party, Subcontractor shall ensure that said third party shall do likewise.

7.4       The insurance requirements for this project are as follows:

          o Workers' Compensation for all of the Contractor's employees or subcontractor engaged in work associated with the performance of this Contract.

                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

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          o    Automobile Liability Insurance with the limits to be a minimum of
               Five Hundred Thousand Dollars ($500,000.00) (Bodily Injury and Property Damage combined.

          o General Liability Insurance adequately provides coverage for all of the Contractor's agreements, indemnities, duties, responsibilities, and warranties set for the herein with limits of not less than Five Hundred Thousand Dollars ($500,000.00); and

          o Excess Liability Insurance (sometimes referred to as "Umbrella" coverage) with the limits to be a minimum of One Million Dollars ($1,000,000.00).

7.4 Subcontractor accepts exclusive liability for all taxes and contributions required of Contractor or Subcontractor by the Federal Social Security Act and the Unemployment Compensation Law or similar law in any State with respect to the employees of Subcontractor, in performance of the work herein provided for, and agrees to furnish Contractor with suitable written evidence that he has been authorized to accept such liability. Subcontractor further agrees that if it cannot furnish said evidence, or should fail to do so prior to beginning work, Contractor may, at its option, payor establish a reserve for payment of said taxes and contributions and deduct the amount paid or reserved from payments due, or to become due, to Subcontractor. Subcontractor further agrees to defend, indemnify and hold harmless Contractor against all liability, including attorney's fees and costs, with respect to said employees under said Acts, Laws, or the provisions of any applicable collective bargaining agreements.

7.5 Subcontractor accepts exclusive liability for any and all sales tax, use tax, or local taxes, which may be assessed against materials, equipment or labor, used in the Work, provided the same are reimbursed by the Contractor under this Subcontract Agreement.

Section 8: (PAYMENT)
---------------------

8.1 As consideration for the performance of the Work called for under this Subcontract Agreement, Subcontractor shall receive, subject to additions and deductions as herein before provided, payments as the Work progresses, on estimates made and approved by the Owner and Contractor .

8.2 If Subcontractor furnishes a performance and payment bond satisfactory to Contractor, payment of Work billed by Subcontractor to Contractor and accepted by Owner, shall be made within thirty (30) days from date of invoice.

8.3 If Subcontractor does not furnish a performance and payment bond satisfactory to the Contractor, and if the Subcontractor's Work is not acceptable under the plans and specifications, or if Subcontractor is behind schedule, Contractor shall have the right to increase retainage but not to exceed 10% withheld or delay paying final retainage on any portion, until Subcontractor's Work is acceptable and up to date.

8.4 Contractor shall pay to Subcontractor, less ten per cent (10%) retainage, for the items of Work performed and approved for payment by the Owner, within thirty (30) days from the first Monday following the date of approval of the correct invoice by the Owner for Work performed by Subcontractor.

          Final Release of Retainage will be made when the following condition is met:

          1. It has been one (1) year since final payment, less retainage, was made and there are no outstanding or unresolved money issues, including back charges, or probable liability

                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________
               from Subcontractor to the Owner or Contractor in the Phase of Work covered by retainage due.

8.5 If at any time there shall be evidence of a lien or claim which, if established, is chargeable to Subcontractor, the Contractor shall have the right to retain out of any payment due, or to become due, under this Subcontract Agreement, an amount sufficient to indemnify Contractor and Owner against said liens or claims.

8.6 Payment made under this Subcontract Agreement shall not constitute acceptance of defective, faulty or improper Work and no payment shall release Subcontractor from any of its obligations under this Subcontract Agreement.

Section 9: (DISPUTES)
---------------------

9.1 Unless another remedy is provided elsewhere in this Subcontract Agreement, in the event any claim or dispute arises out of the Subcontract Agreement (a "Dispute"), either party may request that the parties meet within ten (10) business days of such request and seek to resolve the Dispute by negotiations of the appropriate officers of each party, with the request for resolution being passed to each officer at the next higher level in authority, in turn. If the Dispute is not settled through such negotiation within ten (10) business days of the first such meeting, either of the parties may request that the parties then attempt, in good faith, to settle the Dispute through nonbinding mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA"). If the parties cannot settle the Dispute through such mediation, then any Dispute shall be resolved by arbitration by a single arbitrator engaged in the practice of law, in accordance with the applicable rules of the AAA, and any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the forgoing provisions of this section, the right of either party to indemnification or contribution may, at the sole option of the party entitled to indemnification or contribution, be enforced in a court having jurisdiction thereof through any allowable procedure. The arbitrator shall not have authority to award punitive damages. Each party shall bear its own costs and attorneys' fees, and shall be determined under federal law. Notwithstanding the foregoing, the parties may cancel or terminate this Subcontract Agreement in accordance with its terms and conditions without being required to follow the procedures set forth in this section.

10: (REMEDIES)
--------------

10.1 Should Subcontractor, materially, breach this Subcontract Agreement, or materially fail to prosecute the Work with promptness, diligence and efficiency or fail to perform any of the requirements hereof, or should there be filed by or against the Subcontractor a petition in bankruptcy or for an arrangement or reorganization, or should Subcontractor become insolvent or be adjudicated as bankrupt or go into liquidation or dissolution, either voluntarily or involuntarily or under a court order, or make a general assignment for the benefit of creditors, or otherwise acknowledge insolvency, then in any of such event, each of which shall constitute a material default on the Subcontractor's part, Contractor, may, upon twenty four (24) hours advance written notice by registered mail addressed to Subcontractor, proceed as follows:

          1. Provide such materials, supplies, equipment and labor as may be necessary to complete the Work.

          2. Withhold or set off payment of any estimated or billed amount due the Subcontractor.

                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

          3. Terminate the employment of Subcontractor, enter upon the premises and take possession, for use in completion of the Work, all of the materials, supplies, tools, equipment and appliances of Subcontractor thereon and complete the Work, or have same completed by others on terms deemed by Contractor in its judgment to be expedient.

10.2 The Contractor shall have a right of set off for the cost of Contractor completing Subcontractor's Work as provided above. If the amount expended by Contractor to complete Subcontractor's work as before described, including all resulting losses, damages, costs and expenses to Contractor, exceeds the unpaid balance of the Subcontract Agreement amount, Subcontractor shall pay Contractor such excess.

10.3 Should Subcontractor, at any time, fail to pay for all labor, materials, supplies or equipment used by Subcontractor in the Work when due, Contractor, at its option, may pay for all labor, materials, equipment or supplies used by Subcontractor in the Work, when it becomes due. Contractor, at its option, may pay for same out of funds advanced to Contractor by Owner for Subcontractor and debit Subcontractor's account; or may, at its discretion, pay at any time, claims for labor, materials, equipment or supplies used in the Work and Subcontractor shall pay Contractor the amount of any such payments upon demand.

10.4 Should Subcontractor default in any of the provisions of this Subcontract Agreement and should Contractor employ an attorney to enforce any provision hereof, or to collect damages for breach of this Subcontract Agreement, or to recover on any bonds or letters of credit provided by Subcontractor to Contractor, then Subcontractor and its surety, if applicable, agree to pay Contractor such attorney's fees and costs as it may expend therein. As against the obligations herein contained, Subcontractor and its surety waive all rights of exemption.

10.5 Should Contractor default in any of the provisions of the Subcontract Agreement and should Subcontractor employ an attorney to enforce any provision hereof, or to collect damages for breach of the Subcontract Agreement, or to recover on any bonds or letters of credit provided by Contractor to Subcontractor, then Contractor and its surety, if applicable, agree to pay Subcontractor such attorney's fees and costs as it may expend therein. As against the obligations herein contained, Contractor and its surety waive all rights of exemption.

10.6 The rights and remedies granted to Contractor under this Article and pursuant to the other provisions of this Subcontract Agreement, shall be cumulative and are not intended to be in lieu of any legal right or remedy which Contractor may have against Subcontractor for breach of this Subcontract Agreement or default hereunder, afforded by State or Federal Law.

Section 11:
-----------

11.1 Subcontractor shall not sublet, assign or transfer this Subcontract Agreement, or any part thereof, without written consent of Contractor.

11.2 This Subcontract Agreement contains the entire agreement between the parties and all additions thereto or changes therein shall be in writing and shall not be binding unless same are in writing and execute by the parties.

                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

Section 12:
------------

12.1 This Subcontract is awarded subject to the written approval of Subcontractor by the Owner and/or its representative.

Section 13:
-----------

13.1 Subcontractor hereby unconditionally guarantees that the Work will be performed in accordance with all the requirements of thi,s Subcontract Agreement, the Contract and Contract Documents between the Contractor and Owner, and further guarantees the Work to be and to remain free of defects in workmanship and materials furnished by Subcontractor, for one (1) year after Subcontractor's Work is completed, or from any such longer period specifically set forth in the Contract Documents. Subcontractor hereby agrees to repair or replace any and all Work, together with any other adjacent work which may be displaced in so doing, that may prove not to be in accordance with the requirements of the Contract Documents or that may be defective in its workmanship or material furnished within the guarantee period specified, without any expense whatsoever to Owner or Contractor, ordinary wear and tear and unusual abuse or neglect excepted. All Work so repaired or replaced will be further unconditionally guaranteed for the longer period of the ninety (90) or the remainder of the original one (1) year term. The bonds and/or letters of credit provided hereunder are to remain in full force and effect during the guarantee periods and the time for filing a claim against such bonds or letters of credit shall likewise be extended.

13.2 Subcontractor further agrees that after being notified in writing by Contractor or Owner of any Work not in accordance with the requirements of the Contract Documents or any defects in the Work, it will promptly commence and prosecute, with due diligence, all work necessary to fulfill the terms of this guarantee, and to complete the work within a reasonable period of time. In the event Subcontractor fails to so comply, Subcontractor does hereby authorize Contractor or Owner to proceed to have such work done at Subcontractor's expense, and the Subcontractor will pay the cost hereof upon demand. Contractor or Owner shall be entitled to all costs, including attorney's fees and costs, necessarily incurred upon Subcontractor's refusal to pay the above costs.

13.3 The obligations of Subcontractor set forth above shall survive the termination of this Subcontract Agreement.

Section 14:
------------

14.1 The provisions of the attached Schedules and Exhibits complement and are part of the printed Subcontract Agreement. If one or more of the provisions contained in this Agreement shall be, for any reason, held unenforceable under the law of any state or of the United States, such unenforceable provision or provisions shall not affect the enforceability of this Agreement.

14.2 If the contract is not signed and returned within four (4) business days from the date of the contract it will be null and void. We will accept a signed copy faxed to us to start the project, provided a manually signed copy is promptly mailed to us.


                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written:

                                      Subcontractor: Tria's Communications, Inc.

Attest or Witness:

       /s/ Kelly Pearson                   By:        /s/ Doug Ehardt
-----------------------------------          -----------------------------------
         (Signature)                                      (Signature)


      Kelly Pearson Contracts                        Doug Ehardt President
-----------------------------------          -----------------------------------
      (Print Name and Title)                        (Print Name and Title)


             9-18-02                                        9-17-02
-----------------------------------          -----------------------------------
             (Date)                                         (Date)

           Contractor: Midwest Cable Communications of Arkansas, Inc.


Attest or Witness:

        /s/ Kelly Pearson                  By:     /s/ Lisa A. Rodriguez
-----------------------------------          -----------------------------------
                                                         (Signature)

      Kelly Pearson Contracts                 Lisa A. Rodriguez Vice President
-----------------------------------          -----------------------------------
      (Print Name and Title)                       (Print Name and Title)


           9-18-02                                         9-17-02
-----------------------------------          -----------------------------------
           (Date)                                          (Date)


                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

                                  Schedule " A"















                                   Addendum To
                                   Exhibit "A"



                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

                                                                             SUB


























                                      Contractor's Initials: ___________________

                                   Subcontractor's Initials: ___________________

                             COVENANT NOT TO COMPETE
                             -----------------------

This covenant entered into on the 17th day of September, 2002, between Midwest Cable Communications of Arkansas, Inc., a Delaware Corporation, hereinafter referred to as "CONTRACTOR" and Tria's Communication, Inc., hereinafter referred to as "SUBCONTRACTOR".

     1. WHEREAS, Contractor has entered into an agreement with ~nx ~nmmlln;'..~t-;nn~ , hereinafter referred to as "CLIENT", to provide labor, and services associated with installation of communication equipment; and,

     2. WHEREAS, Contractor has entered into a separate agreement with Subcontractor in relation to the work to be performed under the agreement referred to in Paragraph 1 herein; now, therefore, the parties hereto agree as follows;

     3. Subcontractor agrees that it shall not enter into any agreements with Client or bid against Contractor in connection with any work to be performed by Contractor for Client for a period of three (3) years without the express written consent of Contractor.

     4. Subcontractor states that it has entered into this "COVENANT NOT TO COMPETE" of its own free will in exchange for the right to be a Subcontractor for the labor, and services provided by Contractor to Client.

     5. This law shall be governed and construed in accordance with the laws of the State of Arkansas.

WITNESS our hands and seals this 17th day of September, 2002.

                                           MIDWEST CABLE

                                           COMMUNICATIONS OF AR, INC.

                                           BY: /s/ LISA A. RODRIGUEZ

                                           TITLE: VICE PRESIDENT



                                           TRIA's COMMUNICATIONS, INC.

                                           BY: /s/ DOUG EHARDT

                                           TITLE: PRESIDENT

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                      ------------------------------------

                           TRIA'S COMMUNICATION, INC.


--------------------------------------------------------------------------------
    DBA
--------------------------------------------------------------------------------
    Address             WC 407-18775 Antioch
--------------------------------------------------------------------------------
    City                Canehill
--------------------------------------------------------------------------------
    State               AR
--------------------------------------------------------------------------------
    Zip                 72717
--------------------------------------------------------------------------------
    Country
--------------------------------------------------------------------------------
    Phone               501-848-3475
--------------------------------------------------------------------------------
    Bid Limit           UNLIMITED
--------------------------------------------------------------------------------
    License             0088840403
--------------------------------------------------------------------------------
    Div Comment
--------------------------------------------------------------------------------
    Exp                 4/30/2003 0:00:00
--------------------------------------------------------------------------------
    Clas Desc           Specialty
                        Specialty
--------------------------------------------------------------------------------
    Spec                Tunnels
                        Boring, Shafts, Underground Piping, Cable, Trenching
--------------------------------------------------------------------------------